Exhibit 99.1

Blucora Announces Strong Second Quarter Results

BELLEVUE, Wash., July 26, 2012 (BUSINESS WIRE) — Blucora, Inc. (NASDAQ: BCOR) today announced financial results for the second quarter ended June 30, 2012.

“We are pleased with our performance in the second quarter, and encouraged by the continued momentum in our search business,” said Bill Ruckelshaus, President and Chief Executive Officer of Blucora. “Our results also reflect the end of a strong season for TaxACT. We believe both of our businesses are well positioned and we remain optimistic about our outlook.”

Summary Financial Performance: 2Q 2012

($ in millions except per share amounts)

	Q2 2012	Q2 2011	Growth
Revenue	$100.9	$54.3	86%
Search	$81.8	$54.3	51%
Tax Preparation	$19.1	N/A	N/A

Adjusted EBITDA	$24.5	$9.0	173%
Non-GAAP Net Income	$21.8	$7.6	187%
Non-GAAP Diluted EPS	$0.53	$0.20	165%

Net Income (Loss)	$9.7	$(4.7)	N/A
GAAP Diluted Income (Loss) Per Share	$0.23	$(0.12)	N/A

See reconciliation of non-GAAP to GAAP measures below.

Segment Information

Search

Search revenue for the second quarter of 2012 was $81.8 million, up 51 percent from the second quarter of 2011. Search revenue reflects strong growth from search distribution, which increased 70 percent over the prior year and was driven by growth from both existing and new partners. Search segment income was $15.1 million, up 31 percent over the second quarter of 2011.

Tax Preparation

Tax Preparation revenue for the second quarter of 2012 was $19.1 million, and segment income was $12.0 million.

Corporate Operating Expenses

Unallocated corporate operating expenses for the second quarter of 2012 were $2.5 million.

Third Quarter Outlook

For the third quarter of 2012, the Company expects revenues to be between $90.0 million and $93.0 million, Adjusted EBITDA to be between $10.5 million and $11.5 million, Non-GAAP Net Income to be between $8.1 million and $9.4 million, or $0.19 to 0.23 per diluted share, and Net Income to be between $0.5 million and $1.5 million, or $0.01 to $0.04 per diluted share.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time. The live webcast and supplemental materials are included in a current report on form 8-K and can be accessed in the Investor Relations section of the Blucora corporate website at http://www.blucora.com.

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About Blucora™

Blucora operates two leading Internet businesses. Our InfoSpace business provides online search and monetization solutions to a network of more than 100 partners globally. Through TaxACT, we provide online tax preparation solutions to consumers and professional preparers. The Blucora team brings decades of experience operating and investing in desktop, online, and mobile businesses. We are passionate about the power of the Internet to improve the lives of consumers, and our businesses operate at the forefront of digital migration trends in their respective markets. More information about Blucora may be found at www.blucora.com. Follow and subscribe to us on Twitter, LinkedIn and YouTube.

Source: Blucora, Inc.

Blucora Contact:

Stacy Ybarra, 425-709-8127

stacy.ybarra@blucora.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; the ability to successfully integrate acquired businesses; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; the condition of our cash investments; and the completion of the review of our financial statements for the second quarter of 2012. A more detailed description of these and certain other factors that could affect actual results is included in Blucora, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Blucora, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Comprehensive Income (1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended			Six months ended
	30-Jun 2012		30-Jun 2011	30-Jun 2012	30-Jun 2011
Revenues	$100,883		$54,292	$216,579	$105,942

Cost of sales (includes amortization of acquired intangible assets of $2,080, $772, $3,591, and $1,730) (2)	64,227		36,579	123,774	69,253

Gross profit	36,656		17,713	92,805	36,689

Expenses and other income (loss):
Engineering and technology (2)	2,448		1,784	5,021	3,448
Sales and marketing (2)	8,869		4,902	28,312	11,869
General and administrative (2)	5,356		4,970	16,422	10,130
Depreciation	532		552	1,067	1,214
Amortization of intangible assets	3,168		—	5,281	—
Other loss (income) net (3)	930		(107)	2,485	(182)

Total expenses and other income (loss)	21,303		12,101	58,588	26,479

Income from continuing operations before income taxes	15,353		5,612	34,217	10,210
Income tax expense	(5,655)		(1,936)	(13,113)	(3,638)

Income from continuing operations	9,698		3,676	21,104	6,572

Discontinued operations: (1)
Loss from discontinued operations, net of taxes (2)	—		(680)	—	(2,253)
Loss on sale of discontinued operations, net of taxes	—		(7,674)	—	(7,674)

Net income (loss)	$9,698		$(4,678)	$21,104	$(3,355)

Earnings per share - Basic
Income from continuing operations	$0.24		$0.10	$0.53	$0.18
Loss from discontinued operations	—		(0.02)	—	(0.06)
Loss on sale of discontinued operations	—		(0.20)	—	(0.21)

Net income (loss) per share - Basic	$0.24		$(0.12)	$0.53	$(0.09)

Earnings per share - Diluted
Income from continuing operations	$0.23	(4)	$0.10	$0.51	$0.18
Loss from discontinued operations	—		(0.02)	—	(0.06)
Loss on sale of discontinued operations	—		(0.20)	—	(0.21)

Net income (loss) per share - Diluted	$0.23		$(0.12)	$0.51	$(0.09)

Weighted average shares outstanding used in computing basic income (loss) per share	40,116		37,422	39,904	36,883

Weighted average shares outstanding used in computing diluted income (loss) per share	41,245		38,128	41,112	37,609

(1)

In the year ended December 31, 2011, the Company completed the sale of its Mercantila e-commerce business. The operating results of that business have been presented as discontinued operations for all periods presented. In the three and six months ended June 30, 2011, the Company recorded a $0.5 million and $1.3 million income tax benefit related to discontinued operations, respectively. A loss, net of an income tax benefit of $5.1 million, on the sale of the Mercantila business was recorded for the three and six months ended June 30, 2011, respectively. Revenue, operating expenses and income taxes, and loss from discontinued operations are presented below (in thousands):

	Three months ended		Six months ended
	30-Jun 2012	30-Jun 2011	30-Jun 2012	30-Jun 2011
E-Commerce
Revenue	$—	$6,915		$16,894
Operating expenses and income taxes	—	7,595		19,147

Loss from discontinued operations, net of taxes	$—	$(680)	$—	$(2,253)

Loss on sale of discontinued operations, net of taxes	$—	$(7,674)	$—	$(7,674)

(2)

In the six months ended June 30, 2012, $5.2 million in stock-based compensation expense was recorded in association with the modification of the terms of a warrant and the vesting of a non-employee performance-based equity award, which were both triggered by the acquisition of the TaxACT business, and the related expense was allocated to general and administrative expense. Stock-based compensation expense for the three and six months ended June 30, 2012 and 2011 is allocated among the following captions (in thousands):

	Three months ended		Six months ended
	30-Jun 2012	30-Jun 2011	30-Jun 2012	30-Jun 2011
Stock-Based Compensation
Cost of sales	$68	$53	$148	$197
Engineering and technology	306	178	562	433
Sales and marketing	388	223	802	652
General and administrative	1,258	884	7,216	2,089
Discontinued operations	—	(536)	—	(159)

Total stock-based compensation expense	$2,020	$802	$8,728	$3,212

(3)	Other loss (income) for the three and six months ended June 30, 2012 and 2011 is allocated among the following captions (in thousands):

Other Loss (Income)
Interest expense	1,009	—	1,853	—
Amortization of debt issuance costs and accretion of debt discount	456	—	922	—
Gain on derivative instrument	(333)	—	(61)	—
Gain on contingency resolution	—	—	—	(1,500)
Increase in fair value of earn-out contingent liability	—	—	—	1,500
Other	(202)	(107)	(229)	(182)

Total other loss (income)	$930	$(107)	$2,485	$(182)

(4)	Calculation excludes the income effect of dilutive derivative instruments.

Blucora, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	30-Jun 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$135,836	$81,897
Short-term investments, available-for-sale	6,031	211,654
Accounts receivable, net	32,961	25,019
Other receivables	725	542
Prepaid expenses and other current assets, net	3,050	1,958

Total current assets	178,603	321,070

Property and equipment, net	6,456	5,277
Goodwill	230,980	44,815
Other intangible assets, net	143,143	1,315
Deferred tax asset, net	21,165	19,102
Other long-term assets	3,297	3,560

Total assets	$583,644	$395,139

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$35,023	$28,947
Accrued expenses and other current liabilities	13,519	10,250
Derivative instruments	6,435	—

Total current liabilities	54,977	39,197

Long-term liabilities:
Long-term debt, net of discount of $693	74,307	—
Deferred tax liability	48,812	—
Other long-term liabilities	3,430	837

Total long-term liabilities	126,549	837

Total liabilities	181,526	40,034

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,380,193	1,353,971
Accumulated deficit	(977,798)	(998,902)
Accumulated other comprehensive income (loss)	(281)	32

Total stockholders’ equity	402,118	355,105

Total liabilities and stockholders’ equity	$583,644	$395,139

Blucora, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six months ended
	June 30, 2012	June 30, 2011
Operating activities:
Net income (loss)	$21,104	$(3,355)
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Loss on sale of discontinued operations	—	7,674
Loss from discontinued operations	—	2,253
Depreciation and amortization of intangible assets	10,779	4,557
Stock-based compensation	4,442	3,371
Warrant-related stock-based compensation	4,286	—
Excess tax benefits from stock-based award activity	(19,051)	—
Deferred income taxes	(7,273)	1
Unrealized amortization of premium or accretion of discount on investments, net	(412)	240
Amortization of prepaid financing costs	628	—
Amortization of debt discount	260	—
Gain on derivative instrument	(61)	—
Earn-out contingent liability adjustments	—	1,500
Gain on resolution of contingent liability	—	(1,500)
Loss on disposal of assets	—	5
Other	22	(20)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	1,448	107
Other receivables	1,053	(3,343)
Prepaid expenses and other current assets	149	586
Other long-term assets	614	(295)
Accounts payable	(5,457)	9,825
Accrued expenses and other current and long-term liabilities	18,828	(13,100)

Net cash provided by operating activities of continuing operations	31,359	8,506

Investing activities:
Business acquisition, net of cash acquired	(279,386)	—
Purchases of property and equipment	(494)	(2,209)
Change in restricted cash	893	288
Proceeds from sales of investments	179,884	—
Proceeds from maturities of investments	32,125	44,767
Purchases of investments	(6,031)	(139,611)

Net cash used by investing activities of continuing operations	(73,009)	(96,765)

Financing activities:
Proceeds from loan, net of debt issuance costs of $2,343 and debt discount of $953	96,704	—
Repayment of debt	(25,000)	—
Excess tax benefits from stock-based award activity	19,051	—
Proceeds from stock option exercises and issuance of stock through employee stock purchase plan	5,685	11,869
Tax payments from shares withheld upon vesting of restricted stock units	(851)	(1,119)
Earn-out payments for business acquisition	—	(423)
Repayment of capital lease obligation	—	(221)

Net cash provided by financing activities of continuing operations	95,589	10,106

Discontinued operations:
Net cash used by operating activities attributable to discontinued operations	—	(6,156)
Net cash used by investing activities attributable to discontinued operations	—	(638)

Net cash used by discontinued operations	—	(6,794)
Net increase (decrease) in cash and cash equivalents	53,939	(84,947)

Cash and cash equivalents:
Beginning of period	81,897	155,645

End of period	$135,836	$70,698

Blucora, Inc.

Preliminary Segment Information

(Unaudited)

(Amounts in thousands)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Search:
Revenue	$81,808	$54,292	$157,103	$105,942
Cost of revenue (1)	58,236	33,517	111,342	62,702
Operating expenses	8,494	9,241	17,310	20,611

Search segment income	15,078	11,534	28,451	22,629
Search segment margin	18%	21%	18%	21%

Tax Preparation:
Revenue	19,075	—	59,476	—
Cost of revenue (2)	1,539	—	4,118	—
Operating expenses	5,582	—	21,269	—

Tax Preparation segment income	11,954	—	34,089	—
Tax Preparation segment margin	63%	0%	57%	0%

Total segment:
Total revenue	100,883	54,292	216,579	105,942
Total cost of revenue	59,775	33,517	115,460	62,702
Total segment operating expenses	14,076	9,241	38,579	20,611

Total segment income	27,032	11,534	62,540	22,629
Total segment margin	27%	21%	29%	21%

Corporate:
Operating expense	2,525	2,543	6,331	4,673
Stock-based compensation	2,020	1,338	8,728	3,371
Depreciation	956	1,376	1,907	2,827
Amortization of intangible assets	5,248	772	8,872	1,730
Other loss (income), net	930	(107)	2,485	(182)
Income tax expense	5,655	1,936	13,113	3,638
Discontinued operations, net of taxes	—	8,354	—	9,927

Total corporate	17,334	16,212	41,436	25,984

Net income (loss)	$9,698	$(4,678)	$21,104	$(3,355)

(1)

Amounts do not include amortization of acquired technology and costs associated with the operation of the Company’s data centers that serve its search business, including depreciation, personnel expenses (including stock-based compensation expense), energy, and bandwidth costs.

(2)

Amounts do not include amortization of acquired technology and costs associated with the operation of the Company’s data center that serves its tax preparation business, including depreciation, personnel expenses, (including stock-based compensation expense), energy, and bandwidth costs, and personnel costs associated with customer service.

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation(1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income (loss) (2)	$9,698	$(4,678)	$21,104	$(3,355)
Loss from discontinued operations	—	8,354	—	9,927
Depreciation and amortization of intangible assets	6,204	2,148	10,779	4,557
Stock-based compensation	2,020	1,338	8,728	3,371
Other loss (income), net (3)	930	(107)	2,485	(182)
Income tax expense	5,655	1,936	13,113	3,638

Adjusted EBITDA (4)	$24,507	$8,991	$56,209	$17,956

Blucora, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Reconciliation(1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Six months ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net income (loss) (2)	$9,698	$(4,678)	$21,104	$(3,355)
Loss from discontinued operations	—	8,354	—	9,927

Income from continuing operations (2)	9,698	3,676	21,104	6,572
Stock-based compensation	2,020	1,338	8,728	3,371
Amortization of acquired intangible assets	5,248	772	8,872	1,730
Gain on derivatives	(333)	—	(61)	—
Cash tax impact of GAAP adjustments	3	1	(87)	(42)
Non-cash income tax expense from continuing operations (1)	5,181	1,803	11,778	3,392

Non-GAAP net income (4)	$21,817	$7,590	$50,334	$15,023

Income from continuing operations - diluted	0.23	0.10	0.51	0.17
Stock-based compensation - diluted	0.05	0.04	0.21	0.09
Amortization of acquired intangible assets - diluted	0.13	0.02	0.22	0.05
Loss on derivatives - diluted	(0.01)	—	—	—
Cash tax impact of GAAP adjustments - diluted	—	—	—	—
Non-cash income taxes per share - diluted (4)	0.13	0.04	0.29	0.09

Non-GAAP net income per share - diluted (4)	$0.53	$0.20	$1.23	$0.40

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending September 30, 2012
Net income	500	1,500
Depreciation and amortization of acquired intangible assets	6,400	6,200
Stock-based compensation	2,100	1,800
Other loss, net (5)	1,200	1,000
Income tax expense	300	1,000

Adjusted EBITDA	$10,500	$11,500

Preliminary Non-GAAP Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending September 30, 2012
Net income	500	1,500
Stock-based compensation	2,100	1,800
Amortization of acquired intangible assets	5,200	5,200
Non-cash income tax expense from continuing operations	300	900

Non-GAAP net income	$8,100	$9,400

(1)

Blucora’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of loss from discontinued operations (which includes loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), income taxes, depreciation, amortization of acquired intangible assets, stock-based compensation expense, and other loss (income), net (which includes such items as interest expense, interest income, derivative instrument gains or losses, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, and gains on resolutions of contingencies), as detailed above. Blucora’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. Blucora uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. Blucora believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure.

Blucora’s Non-GAAP net income and Non-GAAP earnings per share is calculated by adjusting GAAP net income to exclude the effects of discontinued operations, net of taxes (which includes loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), loss from the sale of discontinued operations, net of taxes, stock-based compensation expense, amortization of acquired intangible assets, gain or loss on derivatives, the cash tax impact of those adjustments to GAAP net income, and non-cash portion of income tax expense from continuing operations, as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited). The Company excludes the non-cash portion of income tax expense because of its ability to offset a substantial portion of its cash tax liabilities by using these deferred tax assets. The majority of these deferred tax assets will expire if unutilized in 2020.

Blucora’s management believes that non-GAAP net income and non-GAAP earnings per share provide meaningful supplemental information to management, investors and analysts regarding the Company’s performance and the valuation of its business by excluding items in the statement of operations that management does not consider part of the Company’s ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, Blucora’s management believes that non-GAAP net income and non-GAAP earnings per share are common measures used by investors and analysts to evaluate the Company’s performance and the valuation of its business.

Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)

Other loss (income), net includes such items as interest expense, interest income, derivative instrument gains or losses, foreign currency gains or losses, gains or losses from the disposal of assets, adjustments to the fair values of contingent liabilities related to business combinations, and gains on resolutions of contingencies.

(4)	Amounts previously disclosed have been revised to reflect the effect of classifying the Company’s Mercantila e-commerce business as discontinued operations.
(5)	Other loss, net, primarily consists of interest expense, interest income, derivative instrument gains or losses, and gains or losses from the disposal of assets.